EXHIBIT 10.2

FORM OF

SALE AGREEMENT

by and between

USAA AUTO OWNER TRUST 20[ ]-[ ],

as Issuer

and

USAA ACCEPTANCE, LLC,

as Seller

Dated as of [  ], 20[ ]

Schedule I	Notice Addresses
Schedule II	Yield Supplement Overcollateralization Amount
Exhibit A	Form of Assignment pursuant to Sale Agreement
Exhibit B	Perfection Representations, Warranties and Covenants
Appendix A	Definitions

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SALE AGREEMENT, dated as of [  ], 20[ ] (together with all exhibits, schedules and appendices hereto and as from time to time amended, restated, supplemented or otherwise modified and in effect, this “Agreement”), by and between USAA AUTO OWNER TRUST 20[ ]-[ ], a Delaware statutory trust (the “Issuer”) and USAA ACCEPTANCE, LLC, a Delaware limited liability company, as seller (the “Seller”).

WHEREAS, the Issuer desires to purchase from the Seller a portfolio of motor vehicle receivables, including retail motor vehicle installment loans that are secured by new and used automobiles and light-duty trucks; and

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

ARTICLE II

CONVEYANCE OF TRANSFERRED ASSETS

SECTION 2.1 Conveyance of Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Certificate on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the Transferred Assets, described in the assignment substantially in the form of Exhibit A (the “Assignment”) delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder will not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

ARTICLE III

THE SELLER

SECTION 3.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Seller is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority required to carry on its business as it is now conducted. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) have been duly authorized by all necessary limited liability company action on the part of the Seller and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance

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by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectibility or enforceability of the Receivables, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(g) Assignment. The Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer.

(h) Security Interests. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(i) Creation, Perfection and Priority of Security Interests. The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Exhibit B, are true and correct to the extent that they are applicable.

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SECTION 3.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

(a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Paying Agent and the Indenture Trustee and their respective directors, officers, employees and agents from and against any claim, loss, liability, obligation, compensatory damages, payment, cost, fee or expense of any kind whatsoever, including but not limited to the costs of defending any claim or bringing any claim to enforce its rights, including indemnification obligations of the Seller hereunder, incurred by reason of (i) the Seller’s willful misfeasance, bad faith, or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(b) The Seller will pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

(c) Indemnification under this Section 3.2 will survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination or assignment of this Agreement and will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments pursuant to this Section 3.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Seller, without interest.

(d) The Seller’s obligations under this Section 3.2 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the

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Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 3.2(d) and the terms of this Section 3.2(d) may be enforced by an action for specific performance. The provisions of this Section 3.2(d) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 3.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any entity into which the Seller may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Seller shall be a party, or any entity succeeding to the business of the Seller shall be the successor to the Seller under this Agreement, without the execution or filing of any additional paper or any further act on the part of any of the parties hereto. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 3.3 to each of the Rating Agencies.

SECTION 3.4 Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 3.5 Seller May Own Notes. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Seller, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 3.6 Compliance with Organizational Documents. The Seller shall comply in all material respects with its limited liability company agreement and other organizational documents.

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ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Seller delivers to the Indenture Trustee (a) an Opinion of Counsel to the effect that such amendment will not materially and adversely affect the interests of the Noteholders and (b) Officer’s Certificate of the Seller to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Seller notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement (including Appendix A) may also be amended from time to time by the Seller with the consent of the Noteholders evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, or (ii) reduce the percentage of the Note Balance, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which were required to consent to such matter before giving effect to such amendment; provided, that in the case of any amendment pursuant to this Section 4.1(b), the Indenture Trustee may not agree to any such amendment if such amendment failed to comply with the requirements of Section 9.2 of the Indenture. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Any term or provision of this Agreement (including Appendix A) may also be amended from time to time by the Seller for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided, however, that the Seller shall provide written notification of such amendment to the Indenture Trustee, the Issuer, the Owner Trustee and promptly after the

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execution of any such amendment, the Seller shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d) Prior to the execution of any amendment pursuant to this Section 4.1, the Seller shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.1 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(e) Prior to the execution of any amendment to this Section 4.1, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s own rights, privileges, indemnities, duties or obligations under this Agreement.

(f) [Notwithstanding anything under this Section 4.1 or in any other Transaction Document to the contrary, to the extent permitted by the TIA, this Agreement may be supplemented by the Issuing Entity without the consent of the Indenture Trustee, the Owner Trustee, any Noteholder or any other Person, and without satisfying any other provisions of this Agreement related to supplements thereto or in any other Transaction Document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrative Agent; provided, that the Issuer has delivered notice of such supplement to the Rating Agencies and the Indenture Trustee on or prior to the date such supplement is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s or the Owner Trustee’s rights, indemnities or obligations without the Indenture Trustee’s, the Calculation Agent’s or the Owner Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any supplement to the indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the indenture may be supplemented more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.]

SECTION 4.2 Protection of Title.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer under this Agreement in the Receivables. The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above.

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(b) The Seller shall notify the Issuer in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company, (ii) any change in the Seller’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Seller’s name and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Seller shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives, it being understood that any such backup archives may not reflect such interest until thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full, repurchased by the Bank pursuant to Section 3.4 of the Purchase Agreement or purchased by the Servicer in accordance with Section 3.6 of the Servicing Agreement.

(d) If at any time the Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

SECTION 4.3 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 4.4 [Compliance with the FDIC Rule. The Seller (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the USAA Parties.]

SECTION 4.5 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and conveyances rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes (other than for tax purposes). It is further the

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intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Seller, and the Seller hereby grants, to the Issuer a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Issuer, or its agent, of the Receivable Files and any other property constituting instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

SECTION 4.6 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or, if so provided on Schedule I to this Agreement, by electronic transmission, and addressed in each case as specified on Schedule I to this Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery will be deemed to have been given and made: (i) upon delivery or, in the case of a letter mailed by registered or certified first-class United States mail, postage prepaid, three (3) days after deposit in the mail, (ii) in the case of electronic transmission, when receipt is confirmed by telephone or reply email from the recipient and (iii) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of

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confirmation of receipt) and notice (including email) to such recipient stating that such electronic posting has occurred.

SECTION 4.7 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.8 Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by Adobe PDF, DocuSign or any other digital signature provider as may be mutually agreed to by the Seller, and that creates a record that may be retained, retrieved and reviewed by a recipient thereof shall be effective as delivery of an executed counterpart of this Agreement.

SECTION 4.10 Waivers. No failure or delay on the part of the Servicer, the Seller, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.11 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.12 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

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SECTION 4.13 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.14 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and Grant of a security interest in the Receivables and the other Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Issuer under this Agreement in the event the Issuer shall fail to exercise the same.

SECTION 4.15 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.16 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one (1) year and one (1) day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing or institute with any other Person any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 4.16 shall survive the termination of this Agreement; provided that the foregoing shall in no way limit the rights of the parties hereto to pursue any other creditor rights or remedies that such Persons may have against the Issuer under applicable law.

SECTION 4.17 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

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(b) consents that any such action or Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.6;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.18 Limitation of Liability.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [    ], not in its individual capacity but solely as Owner Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by [    ], not in its individual capacity but solely as Indenture Trustee, and in no event shall it have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer. Under no circumstances shall the Indenture Trustee be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under the Transaction Documents. For the purposes of this Agreement, in the performance of its duties or obligations hereunder, the Indenture Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Indenture provided, that the obligations under Section 6.1(a) of the Indenture shall only be applicable to the performance of the Indenture Trustee’s duties and obligations under the Indenture and shall not be applicable to the Indenture Trustee’s performance hereunder.

12	Sale Agreement (USAA 20[ ]-[ ])

SECTION 4.19 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Certificateholder and their respective successors and permitted assigns and the Owner Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section 4.19, no other Person will have any right hereunder.

SECTION 4.20 Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 4.21 Further Assurances. The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Issuer more fully to effect the purposes of this Agreement.

[SIGNATURES FOLLOW]

13	Sale Agreement (USAA 20[ ]-[ ])

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

USAA ACCEPTANCE, LLC, as Seller

By:
Name:
Title:

S-1	Sale Agreement (USAA 20[ ]-[ ])

USAA AUTO OWNER TRUST 20[ ]-[ ], as Issuer

By:	[ ],
not in its individual capacity but
solely as Owner Trustee

By:
Name:
Title:

S-2	Sale Agreement (USAA 20[ ]-[ ])

SCHEDULE I

NOTICE ADDRESSES

If to the Issuer:

c/o [     ]

[     ]

[     ]

Attention: [    ]

Telephone: [    ]

Facsimile: [    ]

with copies to the Administrator, USAA Federal Savings Bank and the Indenture Trustee

If to the Owner Trustee:

[    ]

[    ]

[    ]

Telecopier No.: [    ]

Attention: [    ]

If to the Indenture Trustee:

[    ]

[    ]

[    ]

Telecopier No.: [    ]

Attention: [    ]

If to the Bank, the Servicer or the Administrator:

USAA Federal Savings Bank

10750 McDermott Freeway

San Antonio, Texas 78288

Attention: [    ]

If to the Seller:

USAA Acceptance, LLC

1105 North Market Street, Suite 1300

Wilmington, Delaware 19801

Attention: [    ]

If to the Asset Representations Reviewer:

[    ]

[    ]

Attention: [    ]

Schedule I-1	Sale Agreement (USAA 20[ ]-[ ])

If to [    ]:

[    ]

[    ]

[    ]

[    ]

Telecopier No.: [    ]

Attention: [    ]

If to [    ]:

[    ]

[    ]

[    ]

Telecopier No.: [    ]

Attention: [    ]

Schedule I-2	Sale Agreement (USAA 20[ ]-[ ])

SCHEDULE II

Yield Supplement Overcollateralization Amount

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below:

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount

Schedule II-1	Sale Agreement (USAA 20[ ]-[ ])

EXHIBIT A

FORM OF ASSIGNMENT PURSUANT TO

SALE AGREEMENT

[ ], 20[ ]

For value received, in accordance with the Sale Agreement (the “Agreement”), dated as of [ ], 20[ ] between USAA Auto Owner Trust 20[ ]-[ ], a Delaware statutory trust (the “Issuer”), and USAA Acceptance, LLC, a Delaware limited liability company (the “Seller”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby transfer, assign, set over, sell and otherwise convey to the Issuer without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title and interest in, to and under the Receivables set forth on the schedule of Receivables delivered by the Seller to the Issuer on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, together with all of Seller’s rights under the Purchase Agreement and all proceeds of the foregoing; which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned or the Originator to the Obligors or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank]

Exhibit A-1	Sale Agreement (USAA 20[ ]-[ ])

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

USAA ACCEPTANCE, LLC

By:
Name:
Title:

Exhibit A-2	Sale Agreement (USAA 20[ ]-[ ])

EXHIBIT B

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Seller hereby represents, warrants and covenants to the Issuer as follows on the Closing Date:

General

1.  The Sale Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller.

2.  The Receivables constitute “chattel paper” (including “electronic chattel paper” and “tangible chattel paper”) within the meaning of the applicable UCC.

3.  Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

Creation

4.  Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

Perfection

5.  The Seller has caused or will have caused, within ten days after the effective date of the Sale Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

6.  With respect to Receivables that constitute tangible chattel paper, either:

(i) all original executed copies of each such tangible chattel paper have been delivered to the Indenture Trustee; or

Exhibit B-1	Sale Agreement (USAA 20[ ]-[ ])

(ii) such tangible chattel paper is in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii) the Servicer received possession of such tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee.

Priority

7.  The Seller has not authorized the filing of, and is not aware of, any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

8.  The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

9.  Neither the Seller nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

10.  None of the tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Bank, the Seller, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

11.  Notwithstanding any other provision of the Sale Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Exhibit B shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

12.  The Issuer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Exhibit B, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Exhibit B-2	Sale Agreement (USAA 20[ ]-[ ])

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“60-Day Delinquent Receivables” means, as of any Determination Date, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“AAA” has the meaning set forth in Section 3.7(c)(iii) of the Purchase Agreement.

“Accrued Class A Note Interest” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Adjusted Pool Balance” means, for any Payment Date, the Net Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Administrator and the Issuer and acknowledged by the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Administrator” means the Bank, or any successor Administrator under the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Applicable Tax State” means, as of any date, each state as to which any of the following is then applicable: (a) a state in which the Owner Trustee maintains its Corporate Trust Office, (b) a state in which the Owner Trustee maintains its principal executive offices, and (c) the State of Texas.

“Asset Representations Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Closing Date, between the Issuer, the Sponsor, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means [______], a [______], or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) and the Servicer, any officer of the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer, as applicable, in matters relating to the Owner Trustee, the Note Registrar (if other than the Indenture Trustee) or the Servicer and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee on the Closing Date or by the Note Registrar on the date of its appointment as such (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that is to become a Repurchased Receivable on such Payment Date and (iii) the Reserve Account Excess Amount for such Payment Date; provided, however, that the term “Available Funds” shall also include the Optional Purchase Price on any Redemption Date.

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount, if any, by which the sum of the amounts required to be paid pursuant to clauses first through [seventh] of Section 8.5 of the Indenture exceeds the Available Funds for such Payment Date.

“Bank” means USAA Federal Savings Bank, a federally chartered savings association.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

2	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Bankruptcy Remote Party” means each of the Seller, the Issuer, any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

[“Benchmark” means, initially, the [SOFR Rate][Insert Other Benchmark Rate]; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the [SOFR Rate][Insert Other Benchmark Rate] or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.]

[“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1)  the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)  the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)  the sum of (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.]

[“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1)  the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)  if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)  the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.]

[“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any

3	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).]

[“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)  in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)  in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.]

[“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)  a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2)  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)  a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.]

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, (ii) a “plan” described by Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code or (iii) any entity or account deemed to hold the plan

4	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

assets of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity or account.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Texas, Illinois, Minnesota or New York, or in the state in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Certificate” means a certificate evidencing the beneficial interest of the Certificateholder in the Issuer, substantially in the form of Exhibit A to the Trust Agreement. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder”, unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled and which is responsible for accepting applications for, and maintaining records regarding, certificates of title and Liens thereon.

“Certificate of Trust” means the certificate of trust for the Issuer filed pursuant to the Statutory Trust Statute.

“Certificate Register” means the register referenced in Section 3.4 of the Trust Agreement.

“Certificateholder” means the person in whose name a Certificate is registered on the Certificate Register.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

“Class A Noteholders” means, collectively, the Class A-1 Noteholders, the Class A-2[-A] Noteholders, [the Class A-2-B Noteholders,] the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

5	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes and the Class A-4 Notes at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-1 Interest Rate” means [ ]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of auto loan asset backed notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2[-A] Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-2[-A] Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2[-A] Note Balance” means, at any time, the Initial Class A-2[-A] Note Balance reduced by all payments of principal made prior to such time on the Class A-2[-A] Notes.

“Class A-2[-A] Noteholder” means the Person in whose name a Class A-2[-A] Note is registered on the Note Register.

[“Class A-2-A Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-A Notes, issued in accordance with the Indenture.]

[“Class A-2-B Final Scheduled Payment Date” means the Payment Date occurring in [ ].]

[“Class A-2-B Interest Rate” means SOFR Rate + [__]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).]

[“Class A-2-B Note Balance” means, at any time, the Initial Class A-2-B Note Balance reduced by all payments of principal made prior to such time on the Class A-2-B Notes.]

6	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

[“Class A-2-B Noteholder” means the Person in whose name a Class A-2-B Note is registered on the Note Register.]

[“Class A-2-B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-B Notes, issued in accordance with the Indenture.]

“Class A-2 Notes” means[, collectively, the Class A-2-A Notes and the Class A-2-B Notes.][the Class of auto loan asset backed notes designated as Class A-2 Notes, issued in accordance with the Indenture.]

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-3 Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of auto loan asset backed notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class A-4 Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of auto loan asset backed notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring in [ ].

“Class B Interest Rate” means [ ]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

7	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on the preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date.

“Class B Notes” means the Class of auto loan asset backed notes designated as Class B Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [  ], 20[ ].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the trust account established and maintained pursuant to Section 8.2(a)(i) of the Indenture.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period from the Cut-Off Date to and including [__________]). As used herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to any Receivable and to the extent received by the Servicer after the Cut-Off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the Servicer which, in accordance with the Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Outstanding Principal Balance of such Receivable; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the

8	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

Repurchase Price of which has been included in the Available Funds on such Payment Date or a prior Payment Date, (2) any Supplemental Servicing Fees or (3) rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract.

“Commission” means the U.S. Securities and Exchange Commission.

[“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)  the applicable compounded average of SOFR for a tenor of thirty (30) days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)  if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of thirty (30) days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.]

[“Computation Agent” means the Person appointed by a majority of the Noteholders evidencing at least a majority of the Outstanding Note Balance (or, if no Notes are Outstanding, the Certificateholders) to fulfill the role of Computation Agent pursuant to Sections 12.5(c), 12.5(d)(ii) and 12.5(d)(iii)(a) of the Indenture. For the avoidance of doubt, the Indenture Trustee or Owner Trustee may (but are not required to) serve in this role, and the Indenture Trustee acting as Computation Agent will be entitled to a fee for such service pursuant to Section 6.7 of the Indenture, and the Owner Trustee acting as Computation Agent will be entitled to a fee for such service pursuant to Section 8.1 of the Trust Agreement.]

“Confidential Information” has the meaning set forth in Section 3.7(e)(iii) of the Purchase Agreement.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the retail motor vehicle installment loan evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the Receivable.

“Controlling Class” shall mean, subject to the proviso contained in the last paragraph of the definition of “Outstanding”, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding (excluding, in each case, Notes held by the Seller or any of its Affiliates unless all of the Notes are then owned by the Seller or its Affiliates).

“Controlling Person” shall mean a Person, other than a Benefit Plan, that has discretionary authority or control with respect to the assets of the Issuer or who provides investment advice for a direct or indirect fee with respect to those assets, or any affiliate of such Person.

“Corporate Trust Office” means:

(a)  as used with respect to the Indenture Trustee, (i) for purposes of surrendering the Notes for registration of transfer or exchange or serving notice or demands to or upon the Issuer pursuant to the Indenture, [    ] and (ii) for all other purposes, the principal office of the Indenture Trustee at which at any particular time its corporate

9	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

trust business shall be administered which office at date of the execution of the Indenture is located at [    ], Attention: [    ] USAA 20[ ]-[ ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer and the Owner Trustee); and

(b) as used with respect to the Owner Trustee, the corporate trust office of the Owner Trustee, [    ] or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Seller, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Seller).

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself or others, as such practices may be changed from time to time, it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices”.

“Cut-Off Date” means the close of business on [  ], 20[ ].

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, any Receivable (i) that the Servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent at any time during such Collection Period. The Outstanding Principal Balance of any Receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Outstanding Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Net Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, [__]%.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” (as defined in Section 9-102(a)(47) of the UCC) and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its

10	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another Person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(B)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture

11	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another Person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

“Depositor” means the Seller in its capacity as depositor under the Trust Agreement.

“Determination Date” means the second Business Day preceding the related Payment Date, beginning [  ], 20[ ].

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated account with the corporate trust department of a depository institution (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account so long as (i) the long-term senior unsecured debt of such depository institution shall have a long-term credit rating from [Moody’s] of at least investment grade or such institution shall have a long-term issuer credit rating from [Moody’s] of at least investment grade and (ii) such institution shall have a long-term issuer credit rating from [S&P] of at least [“BBB”].

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) (A) which at all times satisfies one of the following conditions (i) has a long-term senior unsecured debt rating or issuer credit rating of at least [“A2”] by [Moody’s], (ii) has a commercial paper, short-term unsecured debt rating, short-term issuer rating or certificate of deposit rating of at least [“P-1”] by [Moody’s] or (iii) is an institution or company that otherwise satisfies the Rating Agency Condition and (B) which at all times satisfies one of the following conditions (i) has a short-term issuer credit rating of at least [“A-1”] by [S&P] or (ii) is an institution or company that otherwise satisfies the Rating Agency Condition and (b) whose deposits are insured by the Federal Deposit Insurance Corporation up to the amount of the limits of such insurance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Seller with respect to the Issuer under the Exchange Act.

12	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof, (or any amended or successor provisions), any current or future regulations or official interpretations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction imposed under FATCA.

[“FDIC” means the Federal Deposit Insurance Corporation or any successor agency.]

[“FDIC Rule” means the FDIC’s rule regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, of financial assets transferred by the institution in connection with a securitization or participation (12 C.F.R. § 360.6).]

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, (iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date and (v) the Class B Notes, the Class B Final Scheduled Payment Date.

“Financed Vehicle” means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Note Balance of the Class A Notes as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, however, that the “First Allocation of Principal” shall not exceed the Note Balance of the Class A Notes; provided, further, that the “First Allocation of Principal” for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Class A Notes to zero.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject that would be material to the Noteholders, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

[“FRBNY” means the Federal Reserve Bank of New York.]

[“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.]

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

13	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5, 2006).

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Indenture Trustee” means [    ], a [    ], not in its individual capacity but as indenture trustee under the Indenture, or any successor indenture trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Class A-1 Note Balance” means $[ ].

“Initial Class A-2[-A] Note Balance” means $[ ].

14	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

[“Initial Class A-2-B Note Balance” means $[ ].]

“Initial Class A-3 Note Balance” means $[ ].

“Initial Class A-4 Note Balance” means $[ ].

“Initial Class B Note Balance” means $[ ].

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2[-A] Note Balance, [the Initial A-2-B Note Balance,] the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance or the Initial Class B Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Reserve Account Deposit Amount” means an amount equal to $[ ].

“Insolvency Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instituting Noteholders” has the meaning set forth in Section 7.5(a) of the Indenture.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes [and the Class A-2-B Notes] from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that Payment Date (for example, for a Payment Date in February, the Interest Period is from and including the Payment Date in January to but excluding the Payment Date in February) based upon actual days elapsed and a 360-day year and (b) for each other Class of Notes, from and including the [ ] day of the calendar month preceding each Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the [ ] day of the following month based upon a 360-day year of twelve 30-day months.

15	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2[-A] Notes, the Class A-2[-A] Interest Rate, [(c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate,] [(c)][(d)] with respect to the Class A-3 Notes, the Class A-3 Interest Rate, [(d)][(e)] with respect to the Class A-4 Notes, the Class A-4 Interest Rate or [(e)][(f)] with respect to the Class B Notes, the Class B Interest Rate.

“Issuer” means USAA Auto Owner Trust 20[ ]-[ ], a Delaware statutory trust established pursuant to the Trust Agreement and the filing of the Certificate of Trust, until a successor replaces it and, thereafter, means such successor.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Seller, the Bank, the Servicer, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes and any other material transaction party identified by the Seller or the Bank to the Indenture Trustee and the Owner Trustee in writing.

“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Proceeds” means, with respect to any Receivable, (a) insurance proceeds received by the Servicer with respect to the Insurance Policies, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under such Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or a deficiency balance recovered from the Obligor after the charge-off of such Receivable) on such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection therewith and any payments required by law to be remitted to the Obligor; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds”.

[“Monthly Remittance Condition” has the meaning set forth in Section 4.2 of the Servicing Agreement.]

[“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.]

“Net Pool Balance” means, as of any date, the aggregate Outstanding Principal Balance of all Receivables of the Issuer on such date.

“Note” means a Class A-1 Note, Class A-2[-A] Note, [Class A-2-B Note,] Class A-3 Note, Class A-4 Note or Class B Note, in each case substantially in the form of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2[-A] Note Balance, [the Class A-2-B Note Balance,] the Class A-

16	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance, as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer and addressed to DTC, as the initial Clearing Agency relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as the context requires, all of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders and the Class B Noteholders, or any of the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders or the Class B Noteholders, or any of the foregoing.

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer and (ii) with respect to the Seller or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of the Issuer, the Servicer, the Seller or the Administrator, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as the case may be, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Optional Purchase Price” has the meaning set forth in Section 7.1 of the Servicing Agreement.

“Originator” means, with respect to any Receivable, the Bank.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a Lien.

17	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i)  Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)  Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii)  Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite aggregate principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, Certificateholder or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, Certificateholder or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, Certificateholder or any of their respective Affiliates.

“Outstanding Principal Balance” means, with respect to any Receivable as of any date, the outstanding principal balance of such Receivable calculated in accordance with the Customary Servicing Practices; provided, however, that the Outstanding Principal Balance of any Receivable that became a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

[“Overcollateralization Amount” means, with respect to any Payment Date, [ ]% of the Adjusted Pool Balance as of the Cut-Off Date.]

“Owner Trustee” means [ ], a [ ], not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

18	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Payment Date” means the [ ] day of each calendar month beginning [    ], 20[ ] provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Permitted Investments” means any one or more of the following instruments, obligations and securities:

(a) obligations fully guaranteed as to timely payment by, the full faith and credit of the United States;

(b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee), or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company (or its respective parent) shall have a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

[(c) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b);]

(d) investments in money market funds, mutual funds, or other pooled investment vehicles (i) rated, at the time of the investment or contractual commitment to invest therein, not lower than the highest rating category from [Moody’s] and [“AAAm”] from [S&P] or (ii) which are otherwise acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer, or the Indenture Trustee, in each case including money market funds for which any of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective affiliates acts as issuer, sponsor, administrator, agent or in a similar capacity and for which the Indenture Trustee in such capacity also receives a fee;

(e) commercial paper (including commercial paper of any Affiliate of the Seller, the Servicer, the Indenture Trustee, or the Owner Trustee) rated, at the time of the investment or contractual commitment to invest therein, at least [“A-1”] (or the equivalent) by [S&P] and at least [“P-1”] (or the equivalent) by [Moody’s];

19	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

(f) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b); or

(g) any other investment with respect to which the Rating Agency Condition is satisfied.

“Permitted Liens” means (a) the interest of the parties under the Transaction Documents, (b) any liens for taxes not due and payable or the amount of which is being contested in good faith by appropriate proceedings and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold the plan assets of any of the foregoing.

“Principal Distribution Account” means the account by that name established and maintained pursuant to Section 8.2 of the Indenture.

“Principal Factor” means, with respect to the Notes or any Class of Notes on any Payment Date, a nine-digit decimal figure equal to the Note Balance of the Notes or such Class of Notes, as applicable, as of the end of the preceding Collection Period divided by the Note Balance of the Notes or such Class of Notes, as applicable, as of the Closing Date. The Principal Factor will be 1.000000000 as of the Closing Date; thereafter, the Principal Factor will decline to reflect reductions in the Note Balance of the Notes or such Class of Notes, as applicable.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the prospectus dated as of [    ], 20[ ].

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between the Bank and the Seller, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Rating Agency” means either or each of [   ] and [   ], as indicated by the context.

20	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten (10) days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Realized Losses” shall mean, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the excess of the Outstanding Principal Balance of each such Receivable over Liquidation Proceeds received with respect to such Receivable during such Collection Period, to the extent allocable to principal.

“Receivable” means any retail motor vehicle installment loan with respect to a new or used automobile or light-duty truck which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the Lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.1(a) of the Servicing Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Recoveries” shall mean, with respect to any Collection Period, all amounts received by the Servicer with respect to any Defaulted Receivable during any Collection Period following the Collection Period in which such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the Obligor.

21	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) unpaid principal amount of the Notes redeemed plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

[“Reference Time” means, if the Benchmark is not the [SOFR Rate][Insert Other Benchmark Rate], the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.]

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Allocation of Principal” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) and (ii) an amount equal to the excess, if any, of: (A) (x) the Note Balance of the Notes as of such Payment Date (before giving effect to any payments made on the Notes as of such Payment Date); minus (y) the sum of the First Allocation of Principal and the Second Allocation of Principal, if any, in each case for such Payment Date; over (B) the Adjusted Pool Balance as of the last day of the related Collection Period less the [Targeted] Overcollateralization Amount.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be, provided in writing by the Commission or its staff from time to time.

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any proceeds from claims on any Insurance Policy (if such Receivable became a Defaulted Receivable after the Cut-Off Date), (iii) any other property securing the Receivables and (iv) all proceeds of the foregoing.

[“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.]

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes or the Receivables or an amendment to a Transaction Document, even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

22	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d) an Event of Default;

(e) the resignation, removal, replacement or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to Holders of the Notes is not made as of the required Payment Date under the Indenture.

“Representatives” has the meaning set forth in Section 3.7(e)(iii) of the Purchase Agreement.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the Outstanding Principal Balance of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by the Bank or the Servicer, as applicable.

“Repurchase Request” means a written request from a Requesting Party that the Bank repurchase a Receivable due to an alleged breach of a representation and warranty in Schedule II to the Purchase Agreement. A Repurchase Request from a Requesting Party shall set forth (i) each Receivable that is subject to such Repurchase Request, (ii) the specific representation or warranty contained in Schedule II to the Purchase Agreement that it alleges was breached and (iii) the material adverse effect of such breach on the interests of the Issuer or the Noteholders that triggers the Repurchase Request.

“Repurchased Receivable” means a Receivable purchased by the Bank pursuant to Section 3.4 of the Purchase Agreement or by the Servicer pursuant to Section 3.6 of the Servicing Agreement.

“Requesting Investor” has the meaning set forth in Section 7.4(a) of the Indenture.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(a)(iii) of the Indenture.

“Reserve Account Draw Amount” means, for any Payment Date, the amount withdrawn from the Reserve Account, equal to the lesser of (a) the Available Funds Shortfall Amount, if any, and (b) the amount on deposit in the Reserve Account [(excluding any net investment earnings)] on such Payment Date.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account [(excluding any net investment earnings)] on that Payment Date, after giving

23	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

effect to all deposits to and withdrawals from the Reserve Account relating to that Payment Date, over (b) the Specified Reserve Account Balance with respect to that Payment Date.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee and having direct responsibility for the administration of the Issuer, including any Managing Director, Director, Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or Associate, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Servicer, the Seller or the Administrator, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents, including the President, Treasurer or Secretary or any Vice President, Controller, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Notes” shall mean any Notes held by the Issuer (or any other Person treated as the same Person as the Issuer for U.S. federal income tax purposes) or Affiliate thereof, until such time as such Notes are transferred in accordance with the terms and conditions of Sections 2.15 and 2.16 of the Indenture and receive an opinion as described in clause (x) of Section 2.16(d) of the Indenture.

“Review Notice” shall have the meaning assigned to such term in Section 7.5(b) of the Indenture.

“Review Report” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Representations Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Representations Review has occurred.

“Rule 144A” means Rule 144A under the Securities Act and any successor rule thereto.

[“S&P” means S&P Global Ratings, a division of S&P Global, or any successor that is a nationally recognized statistical rating organization.]

24	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Sale Agreement” means the Sale Agreement, dated as of the Closing Date, between the Seller and the Issuer, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Sarbanes Certification” has the meaning set forth in Section 8.18(b)(iii) of the Servicing Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

“Schedule of Receivables” means the schedule of Receivables transferred to the Issuer on the Closing Date.

“Second Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the sum of the Note Balance of the Class A Notes and the Class B Notes (before giving effect to any principal payments made on the Notes on such Payment Date) minus the First Allocation of Principal for such Payment Date, over (b) the Adjusted Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for the Class A Notes or the Class B Notes shall not be less than the amount that is necessary to reduce the Class A Note Balance or the Class B Note Balance, as applicable, to zero (after the application of the First Allocation of Principal on such Payment Date).

[“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, among the Issuer, the Servicer, the Indenture Trustee, as the Secured Party, and the Securities Intermediary, as the same may be amended, restated, modified, supplemented or otherwise modified from time to time.]

“Securities Act” means the Securities Act of 1933, as amended.

[“Securities Intermediary” means [    ], a [    ].]

“Seller” means USAA Acceptance, LLC, a Delaware limited liability company.

“Servicer” means the Bank, initially, and any replacement Servicer appointed pursuant to the Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for five (5) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class;

25	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement [(other than (i) a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed or (ii) Section 3.13 of the Servicing Agreement)], which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class (it being understood that no Servicer Replacement Event will result from a breach by the Servicer of any covenant for which the repurchase of the affected Receivable is specified as the sole remedy pursuant to Section 3.6 of the Servicing Agreement);

(c) any representation or warranty of the Servicer made in any Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Servicing Agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which failure continues unremedied for ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing a majority of the aggregate principal amount of the Outstanding Notes, voting together as a single Class (it being understood that any repurchase of a Receivable by the Bank pursuant to Section 3.4 of the Purchase Agreement, by the Servicer pursuant to Section 3.6 of the Servicing Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Receivable); or

(d) the Servicer suffers a Insolvency Event;

provided, however, that a delay in or failure of performance referred to under clause (a) above for a period of ninety (90) days will not constitute a Servicer Replacement Event if such delay or failure was caused by force majeure or other similar occurrence as certified by the Servicer in an Officer’s Certificate of the Servicer delivered to the Indenture Trustee.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a), (b) or (c) above has occurred.

“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth, (B) the Servicing Fee Rate and (C) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

26	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Servicing Fee Rate” means [ ]% per annum.

“Similar Law” means any applicable state, local or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For the avoidance of doubt, a TrueCar Receivable shall be deemed to be a Simple Interest Receivable.”

[“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Interest Period.]

[“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time [Compounded SOFR][Term SOFR][SOFR in arrears] is published [on the FRBNY’s Website][by the Term SOFR Administrator].]

[“SOFR in arrears” shall mean the average daily SOFR Rate for the applicable interest period posted to the FRBNY’s Website on any U.S. Government Securities Business Day with respect to the applicable interest period, compounded daily on Business Days in accordance with each previous Business Day’s posting.]

[“SOFR Rate” means the rate that will be calculated by the Calculation Agent for each Interest Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not SOFR, the Reference Time) and, except as provided below following a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to [Compounded SOFR][Term SOFR][SOFR in arrears]; provided, that the Administrator will have the right, in its sole discretion, to make applicable [SOFR] Adjustment Conforming Changes.]

“Specified Reserve Account Balance” shall mean, for any Payment Date, [ ]% of the Adjusted Pool Balance as of the Cut-Off Date; provided, however, on any Payment Date after the Notes are no longer Outstanding following payment in full of the principal and interest on the Notes, the “Specified Reserve Account Balance” shall be $[ ].

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Subject Receivables” has the meaning set forth in the Asset Representations Review Agreement.

27	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 5.5 of the Servicing Agreement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

[“Targeted Overcollateralization Amount” means, with respect to any Payment Date, the greater of (a) the result of (i) [ ]% of the Net Pool Balance on such Payment Date minus (ii) the Specified Reserve Account Balance and (b) [ ]% of the Net Pool Balance as of the Cut-Off Date. Notwithstanding the foregoing, the Targeted Overcollateralization Amount shall not exceed the Net Pool Balance on such Payment Date.]

“Tax Identification Information” means properly completed and signed tax certifications (generally with respect to U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a Person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code), and, if applicable, any other information sufficient to eliminate the imposition of, or determine the amount of FATCA Withholding Tax.

[“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable interest accrual period at the SOFR Determination Time, as such rate is published by the Term SOFR Administrator; provided, however, that if as of the SOFR Determination Time on such date, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the date of such SOFR Determination Time.]

[“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the administrator).]

[“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.]

“Test Fail” has the meaning set forth in Section 3.4(a) of the Asset Representations Review Agreement.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

28	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

“Transaction Documents” means the Indenture, the Notes, the Note Depository Agreement, the Sale Agreement, the Servicing Agreement, the Purchase Agreement, the Administration Agreement, [the Securities Account Control Agreement,] the Asset Representations Review Agreement and the Trust Agreement, as the same may be amended or modified from time to time.

“Transferred Assets” means (a) the Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.

“TrueCar Receivable” means a Receivable pursuant to which the interest rate is reduced through the TrueCar program in accordance with the Servicer’s Customary Servicing Practices.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning set forth in Section 8.2(a)(iii) of the Indenture.

“Trust Agreement” means the Trust Agreement, dated as of [  ], 20[ ], as amended and restated by the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables acquired by the Issuer under the Sale Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) the Receivable Files, (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts established pursuant to the Indenture or Servicing Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein, other than as provided in Section 3.7 of the Servicing Agreement), (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale Agreement and the Administration Agreement and (vi) all proceeds (as defined in 9-102(64) of the UCC) of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

[“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

“United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

[“USAA Parties” means, collectively, the Bank, the Depositor and the Issuer.]

29	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])

[“Yield Supplement Overcollateralization Amount” means with respect to any Payment Date, the dollar amount set forth next to such Payment Date on Schedule II to the Sale Agreement.]

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as an additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

30	Appendix A to the Sale Agreement (USAA 20[ ]-[ ])